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                                                                       Exhibit 5


                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]

                                March 12, 2002

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

   RE:  Lockheed Martin Corporation
        1995 Omnibus Performance Plan
        (the "Plan")

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers up to 16,000,000 shares of common stock, par value $1 per share ("Common Stock"), of Lockheed Martin Corporation (the "Corporation") for use in connection with the Plan.

     As Assistant General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based on that examination and review, I advise you that in my opinion, to the extent that the operation of the Plan results in the issuance of Common Stock, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

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     I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ David A. Dedman
                                    -------------------------

                                    David A. Dedman
                                    Assistant General Counsel
                                    Lockheed Martin Corporation

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